SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒ Definitive Proxy Statement
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Global Preferred Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6455 East Johns Crossing
Suite 402
Duluth, Georgia 30097

April 30, 2003

Dear Fellow Stockholders:

I cordially invite you to attend the Annual Meeting of Stockholders of Global Preferred Holdings, Inc. (“Global Preferred”) to be held on Tuesday, June 17, 2003, at 10:00 a.m., local time, at the JW Marriott Hotel, 3300 Lenox Road, Atlanta, Georgia 30326.

During the Annual Meeting, we will consider and take action on the following:

•	the election of six directors;

•	the approval of an amendment to our Certificate of Incorporation to reduce the number of authorized shares of our stock, reduce the par value of the preferred stock and remove the prior designations of the preferred stock;

•	the approval of the Global Preferred Holdings, Inc. Amended and Restated Directors Stock Option Plan;

•	the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2003; and

•	other business properly brought before the Annual Meeting or any adjournment thereof.

If you owned shares of Global Preferred’s common stock on April 21, 2003, you are entitled to receive this notice and vote at the Annual Meeting, or any adjournment of the Annual Meeting. A complete list of stockholders eligible to vote will be available for inspection by stockholders during regular business hours at the offices of Global Preferred, 6455 East Johns Crossing, Suite 402, Duluth, Georgia, for a
ten-day period prior to and including the Annual Meeting.

A copy of our Annual Report for 2002 is included in this proxy mailing.

By Order of the Board of Directors,

Edward F. McKernan
Chief Executive Officer and President

April 30, 2003

Your vote is very important. Please vote before 12 noon EDT, Friday, June 13, 2003, whether or not you plan to attend the meeting. If you plan to attend the meeting, please check the box on the proxy card. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN TRANSACTIONS
STOCKHOLDER RETURN
PROPOSAL 2 APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
PROPOSAL 3 APPROVAL OF THE AMENDED AND RESTATED
NEW PLAN BENEFITS
PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
APPENDIX B
Global Preferred Holdings, Inc. Amended and Restated Directors Stock Option Plan
Section 1. Purpose
Section 2. Definitions
Section 3. Shares Subject to Options
Section 4. Effective Date
Section 5. Administration
Section 6. Eligibility & Grant of Options
Section 7 Terms of Options
Section 8. Securities Regulation
Section 9. Life of Plan
Section 10. Adjustment
Section 11. Change of Control of the Company
Section 12. Amendment or Termination
Section 13. Miscellaneous
EXHIBIT A

6455 East Johns Crossing
Suite 402
Duluth, Georgia 30097
(770) 248-3311

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 17, 2003

To Our Stockholders:

     The 2003 Annual Meeting of Stockholders of Global Preferred Holdings, Inc. will be held at the JW Marriott Hotel, 3300 Lenox Road, Atlanta, Georgia 30326, on Tuesday, June 17, 2003, at 10:00 a.m., local time. At the Annual Meeting, stockholders will be asked to:

1.	elect six directors;

2.	approve an amendment to our Certificate of Incorporation to reduce the number of authorized shares of our stock, reduce the par value of the preferred stock and remove the prior designations of the preferred stock;

3.	approve the Global Preferred Holdings, Inc. Amended and Restated Directors Stock Option Plan;

4.	ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2003; and

5.	consider any other business properly brought before the Annual Meeting or any adjournment thereof.

     The foregoing matters are more fully described in the proxy statement accompanying this notice.

     The board of directors has fixed the close of business on April 21, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Edward F. McKernan
Chief Executive Officer and President
April 30, 2003 Atlanta, Georgia

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

GLOBAL PREFERRED HOLDINGS, INC.
6455 East Johns Crossing, Suite 402
Duluth, GA 30097

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

June 17, 2003

This proxy statement contains information about the 2003 Annual Meeting of Stockholders of Global Preferred Holdings, Inc. The meeting is scheduled to be held on Tuesday, June 17, 2003, beginning at 10:00 a.m. local time at the JW Marriott Hotel, 3300 Lenox Road, Atlanta, Georgia 30326.

This proxy statement and enclosed proxy card are furnished in connection with the solicitation of proxies by the board of directors of Global Preferred for use at the Annual Meeting or at any adjournment or postponement of that meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy it will be voted for all nominees for director positions, and in favor of all proposals set forth in the Notice of Annual Meeting. A stockholder may revoke any proxy at any time before it is exercised by giving written notice to that effect to our Secretary or by filing a proxy bearing a later date with our Secretary.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2002 is being mailed to stockholders with the mailing of these proxy materials on or about May 5, 2003.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon request to Global Preferred Holdings, Inc., Attn: Investor Relations, 6455 East Johns Crossing, Suite 402, Duluth, GA 30097; telephone 770-248-3311.

We sometimes refer to Global Preferred Holdings, Inc. in this proxy statement as “we,” “the Company,” “Global Preferred” or “GPH.”

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, you will be asked to consider and vote on the following matters:

1.	The election of six directors.

2.	The approval of an amendment to our Certificate of Incorporation to reduce the number of authorized shares of our stock, reduce the par value of the preferred stock and remove the prior designations of the preferred stock.

3.	The approval of the Global Preferred Holdings, Inc. Amended and Restated Directors Stock Option Plan.

4.	The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2003.

5.	Any other business properly brought before the Annual Meeting or any adjournment thereof.

Who can vote?

The board of directors has set April 21, 2003 as the record date. Therefore, anyone who owned shares of our common stock at the close of business on April 21, 2003 is eligible to vote. The total number of shares of outstanding common stock entitled to vote at the Annual Meeting is 4,141,684 shares.

How many votes do I have?

Each share of common stock that you owned on the record date entitles you to one vote on each matter that is voted upon at the Annual Meeting.

Is my vote important?

Your vote is important regardless of how many shares you own, so please take the time to vote. Take a moment to read the instructions below, then choose the method that is easiest and most convenient for you and cast your vote as soon as possible.

How can I vote?

There are three possible ways for you to vote. You may vote by mail, you may vote by telephone and you may vote in person by attending the meeting. If you vote by mail, you need to mark, sign, and date the enclosed proxy card and return it in the postage-paid envelope provided. You may vote over the telephone by calling 877-776-9437 and following the directions on the enclosed proxy card. Telephone voting is available 24 hours a day, 7 days a week. You may also vote in person by attending the Annual Meeting.

Can I change my vote after I have returned my proxy card or voted over the telephone?

Yes. You may revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following:

•	Signing and delivering another proxy card with a later date to our Secretary,

•	Voting again over the telephone, or

•	Voting again at the meeting in person.

How many votes are needed to hold the Annual Meeting?

In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the Annual Meeting. As of April 21, 2003, there were 4,141,684 shares of common stock outstanding and therefore the minimum number of votes required to conduct business would be 2,070,843.

What vote is required for each item?

Election of Directors. The six nominees receiving the highest number of votes cast at the Annual Meeting will be elected, regardless of whether that number represents a majority of the votes cast.

Amendment of Certificate of Incorporation. The affirmative vote of a majority of our outstanding stock is needed to approve Proposal 2 relating to the proposed amendment to our Certificate of Incorporation.

Stock Option Plan, Auditor appointment and other matters. The affirmative vote of a majority of the total number of votes cast at the Annual Meeting is needed to approve other matters to be voted on at the meeting.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether executed by you directly or through telephone voting. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either (a) abstain from voting on a particular matter, or (b) are broker non-votes (meaning proxies submitted by brokers as holders of record on behalf of their customers that do not indicate how to vote on the proposals). As a result, abstentions and broker non-votes will have no effect on the outcome of voting at the Annual Meeting.

How does the board of directors recommend that I vote on the proposals?

The board of directors recommends that you vote:

✓	FOR the election of all nominees for director, as listed in Proposal 1;

✓	FOR the amendment to the Certificate of Incorporation;

✓	FOR the approval of the Global Preferred Holdings, Inc. Amended and Restated Directors Stock Option Plan; and

✓	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2003.

How can I find out the results of the voting?

We will report the results of the voting at the Annual Meeting in our quarterly report on Form 10-Q for the second quarter of 2003, which we expect to file with the Securities and Exchange Commission in August 2003.

How and when may I submit a stockholder proposal for the 2004 annual meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2004 annual meeting, you will need to follow the procedures outlined in Rule 14a-8 of the Securities Act of 1934. To be eligible for inclusion, we must receive your stockholder proposal intended for inclusion in the proxy statement for the 2004 annual meeting no later than March 31, 2004. Under the above-referenced rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in such rules are met.

What is “householding”?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our printing and mailing expenses. The rule applies to our annual reports and proxy statements. Each stockholder in the household will continue to receive a separate proxy card. We will promptly deliver a separate copy of either document to you if you write or call us at Global Preferred Holdings, Inc., 6455 East Johns Crossing, Suite 402, Duluth, Georgia 30097, telephone: 770-248-3311.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

     You are being asked to elect six directors at the Annual Meeting, each director to hold office until the next Annual Meeting and until his successor is elected and qualified. Unless otherwise directed, all proxies will be voted in favor of the six nominees: Joseph F. Barone, Monte Holm, Edward F. McKernan, Thomas W. Montgomery, Milan M. Radonich, and C. Simon Scupham. Each of these nominees has been recommended by our board of directors and, with the exception of Mr. Holm, are current members of the board of directors.

Director Nominees

     The following sets forth certain information regarding the nominees for election as directors.

Nominees

     Joseph F. Barone, 66, has served as a director since June 1998, and as Chairman since January 2002. Since July 1997, Mr. Barone has been Managing Director of Research for Firemark Investments, a private investment firm. From January 1992 through June 1997, he was a Senior Vice President with Swiss Re Insurance. Prior to his tenure with Swiss Re, Mr. Barone was a Managing Director of Investment Banking for the insurance industry at Bear, Stearns & Co., Inc. Mr. Barone is a Chartered Financial Analyst and a member of the New York Society of Security Analysts and the Association of Insurance and Financial Analysts. He serves on the audit, investment and compensation committees of the board of directors.

     Monte Holm, 45, has been an independent contractor engaged in the distribution of life insurance and securities since 1981. From 1980 until 1991, he held various positions with A.L. Williams & Associates, and its affiliate First American National Securities, eventually serving as Senior National Sales Director. From 1991 through June 2001, he was associated with World Marketing Alliance, Inc. involved in building the distribution system. He is currently a field chairman of the financial division of World Financial Group, Inc., a member of the AEGON group.

     Edward F. McKernan, 47, has served as a director since August 1997. Mr. McKernan has served as our Chief Executive Officer since January 2002, and as President since December 2000. Mr. McKernan was elected as President of our subsidiary, Global Preferred Re Limited (“Global Preferred Re”), in December 2000, and as a director in April 2002. Mr. McKernan served as the Actuary for Global Preferred Re from April 1996 until October 2002. From December 1997 until March 2002, Mr. McKernan served as Chief Financial Officer of Global Preferred. From August 1995 until December 2000, Mr. McKernan served as Senior Vice President of Global Preferred and as Senior Vice President of Global Preferred Re. From April 1996 until June 2001, Mr. McKernan was also Senior Vice President and Actuary of World Marketing Alliance, Inc. Prior to joining Global Preferred, he was a Senior Manager in the Life Actuarial Consulting Practice of KPMG LLP from 1993 through 1996. From August 1990 through September 1993, Mr. McKernan was the Marketing Actuary of U.S. Operations for Seaboard Life Insurance Company. Prior to his tenure with Seaboard Life, Mr. McKernan was employed as a consultant associated with Tillinghast, a Towers Perrin company, an international actuarial consulting firm. He is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries. He serves on the investment committee of the board of directors.

     Thomas W. Montgomery, 54, has served as a director since March 1995 and as a director of Global Preferred Re since August 1995. From March 1995 until December 2001, Mr. Montgomery served as Executive Vice President and Secretary. Mr. Montgomery served as Executive Vice President of Global Preferred Re from August 1995 until December 2001. Mr. Montgomery is President of World Marketing Alliance, Inc. and Executive Vice President of World Leadership Group, Inc. Mr. Montgomery serves as a director of World Money Group, Inc., a financial services holding company. Mr. Montgomery is a certified public accountant, member of the American Institute of Certified Public Accountants and a member of the Georgia Society of Certified Public Accountants. He serves on the investment committee of the board of directors.

     Milan M. Radonich, 52, has served as a director since July 2001. Since May 2002, Mr. Radonich has been Chief Financial Officer of Benfield Blanch, Inc., a subsidiary of Benfield Group, a global provider of insurance, reinsurance and risk advisory services. From October 2001 to April 2002, Mr. Radonich was self-employed as an independent consultant. From September 2000 to September 2001, he was Chief Financial Officer of Allied North American Insurance Brokerage Corp. of New York, an independently owned, multi-line insurance brokerage firm. Prior to his affiliation with Allied, Mr. Radonich was with Ernst & Young LLP for 27 years in the insurance industry practice. Mr. Radonich is a certified public accountant, a Fellow of the Life Management Institute and serves as Co-Chairman of the Society of Insurance Financial Management’s Accounting Committee. He also holds memberships in the American Institute of Certified Public Accountants, the FLMI Society of Greater New York, the New York Area IASA, and the Illinois and New York State Certified Public Accountant Societies. He serves on the audit committee of the board of directors.

     C. Simon Scupham, 49, has served as a director since April 1996 and as a director of Global Preferred Re since August 1995. Since 1991, Mr. Scupham has been Chairman of CFM Insurance Managers Ltd., a member of the IAS Park group of companies, which provides professional management services to international companies operating in Bermuda. Prior to joining CFM, Mr. Scupham served as the General Manager of Bermuda operations of the Kemper Group. He is a qualified Chartered Accountant and Associate Fellow of the Institute of Mathematics and its Applications. Mr. Scupham is Chairman of Shoreline Mutual Management (Bermuda) Ltd. He serves on the audit and compensation committees of the board of directors

Director Whose Term Is Expiring

     The following sets forth certain information regarding the director whose term is expiring at the Annual Meeting.

     Eugene M. Howerdd, Jr., 68, has served as a director since May 2001. Mr. Howerdd is Chairman and Chief Executive Officer of Howerdd Financial Corporation, a diversified financial company that he founded in 1989. Prior to 1989, Mr. Howerdd served as Chairman of William W. Lowry & Associates, which was acquired by USF&G Insurance Company. From 1996 through January 2001, Mr. Howerdd also served as president of WMA Investment Advisors, Inc., a firm offering asset allocation modeling, portfolio rebalancing and separate account money management. He currently serves on the compensation and investment committees of the board of directors.

Vote Required; Recommendation of the Board

     The six nominees for director receiving the highest number of affirmative votes of shares entitled to be voted for them shall be elected to the board of directors. In the event any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the board of directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

The board of directors recommends a vote FOR each named nominee.

Board of Directors Meetings and Committees

     During the year ended December 31, 2002, the board of directors held eight formal meetings, and took action by unanimous written consent three times. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the board of directors and meetings of committees of the board of directors on which they served.

     Compensation Committee. The board of directors has established a Compensation Committee, comprised of independent directors, on which Messrs. Barone, Howerdd and Scupham serve. The Compensation Committee reviews and evaluates the compensation and benefits of all the officers, reviews general policy matters relating to compensation and benefits of employees, including the administration of the Global Preferred Holdings, Inc. Stock Incentive Plan, and makes recommendations concerning these matters to the board of directors. The Compensation Committee held two meetings in 2002 and took action by unanimous written consent three times.

     Audit Committee. The board of directors has also established an Audit Committee, comprised of independent directors, on which Messrs. Barone, Radonich and Scupham serve. The Audit Committee operates under a written charter that was adopted in 2001. In 2002, the Audit Committee held five meetings. The Audit Committee is responsible for:

•	engaging independent accountants;

•	approving independent audit fees;

•	reviewing quarterly and annual financial statements, audit results and reports, including management comments and recommendations;

•	reviewing our system of controls and policies, including those addressing conflicts of interest and business ethics;

•	evaluating reports of actual or threatened litigation;

•	considering significant changes in accounting practices; and

•	examining improprieties or suspected improprieties, with the authority to retain outside counsel or experts.

     Investment Committee. The board of directors has established an Investment Committee, comprised of Messrs. Barone, Howerdd, McKernan, and Montgomery to periodically review the guidelines and investment portfolio and to make recommendations to the board of directors regarding any changes. Global Preferred’s Chief Financial Officer, Mr. Bradley Barks, and Chief Accounting Officer, Ms. Caryl Shepherd, also participate in an advisory role in meetings of the Investment Committee. The board of directors reviews the guidelines annually. The Investment Committee met four times during 2002.

     We have no standing nominating or other committee performing similar functions. The board of directors as a whole acts as a nominating committee to select nominees for election as directors. The board of directors will consider nominees recommended by stockholders if submitted to the board in accordance with the procedures specified in our Bylaws.

Compensation Committee Interlocks and Insider Participation

     C. Simon Scupham is the Chairman of CFM Insurance Managers Ltd., which acts as the principal representative for Global Preferred Re in Bermuda.

Compensation of Directors

     The non-employee members of the board of directors, Messrs. Barone, Howerdd, Montgomery, Radonich, and Scupham, receive compensation of $1,500 per quarter for their service on the board of directors. In addition, we pay non-employee directors $500 for each board meeting or committee meeting attended. Directors who are employees do not receive any compensation for services performed in their capacity as directors. We reimburse each director for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any of its committees.

     Non-employee directors are also eligible to receive options under the Directors Stock Option Plan, which was adopted by the board in January 2002, conditioned upon completion of a public offering, and was ratified by the stockholders in July 2002. Under the terms of the current Directors Stock Option Plan, upon initially becoming an eligible director, a director is entitled to receive an option to purchase 7,500 shares of our common stock, and at the end of each completed year of service as an eligible director, a director shall be granted an option to purchase 2,500 shares of common stock. Pursuant to the current Directors Stock Option Plan, 280,000 shares of common stock are reserved for issuance, and as of April 30, 2003 no options have been granted under the Plan.

     If the stockholders approve the amendment and restatement of the Directors Stock Option Plan as proposed in Proposal 3 below, upon initially becoming an eligible director, a director will be entitled to receive an option to purchase 5,625 shares of our common stock, and at the end of each completed year of service as an eligible director, a director shall be granted an option to purchase 1,000 shares of common stock. Additionally, the proposed Amended and Restated Directors Stock Option Plan provides for initial option grants to our current board of directors as described in Proposal 3 below. The terms of option grants under this plan are summarized in Proposal 3 below and the copy of the plan attached as Appendix B hereto.

EXECUTIVE OFFICERS

     In addition to Mr. McKernan, whose information is described above, set forth below are each of our other executive officers. There are no family relationships between any of our directors or executive officers.

Name	Age	Position

Bradley E. Barks	43	Chief Financial Officer and Senior Vice President of Finance; Chief Financial Officer, Senior Vice President of Finance and Actuary of Global Preferred Re

Caryl P. Shepherd	33	Chief Accounting Officer, Treasurer, Controller, Secretary and Vice President; Vice President and Treasurer of Global Preferred Re

Thomas J. Bobowski	44	Vice President of Marketing

     Bradley E. Barks has served as our Chief Financial Officer and Senior Vice President of Finance since March 2002, and as Chief Financial Officer and Senior Vice President of Finance of Global Preferred Re since September 2002, and Actuary of Global Preferred Re since October 2002. Prior to joining Global Preferred, Mr. Barks was self-employed as an independent financial and management consultant. From 1990 to 2000, Mr. Barks served as Senior Vice President — Finance of LifeUSA Holding, Inc. and its successor company Allianz Life Insurance Company of North America. Prior to his tenure with LifeUSA, Mr. Barks was employed as a Senior Consultant for Touche Ross & Co. from 1981 to 1990. Mr. Barks is a certified public accountant, a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

     Caryl P. Shepherd has served as Chief Accounting Officer since February 2002, as Secretary since December 2001, as Vice President since December 2000, and as Vice President and Treasurer of Global Preferred Re since December 2000. Ms. Shepherd joined Global Preferred in November 1997 as Controller and was named Treasurer in December 1997, positions she continues to hold. Ms. Shepherd held the position of Assistant Secretary from December 2000 until her election as Secretary. From April 1995 through October 1997, Ms. Shepherd was a Senior

Accountant with Western Reserve Life Assurance Co. of Ohio (“Western Reserve”). Prior to her tenure with Western Reserve, Ms. Shepherd was a Senior Auditor for the public accounting firm of Ernst & Young LLP specializing in life insurance. Ms. Shepherd is a certified public accountant, a Fellow of the Life Management Institute and a member of the American Institute of Certified Public Accountants.

     Thomas J. Bobowski has served as our Vice President of Marketing since March 2002. Prior to joining Global Preferred, Mr. Bobowski served as the Vice President of Business Development for DotPlanet.com, Inc. From 1998 until 1999, Mr. Bobowski acted as Director of Global Operations for WMA Agency. Prior to his tenure at WMA Agency, Mr. Bobowski was Vice President of Business Development for The Midland Life Insurance Company from 1996 to 1998. Mr. Bobowski is a Chartered Life Underwriter and Certified Fund Specialist.

Summary Compensation Table

     The following table shows compensation we paid to our Chief Executive Officer and next most highly compensated executive officers for the last three fiscal years (collectively, the “Named Executive Officers”).

						Long-Term
			Annual Compensation			Compensation

						Securities
				All Other		Underlying
Name and Principal Position	Year	Salary	Bonus	Compensation		Options

Edward F. McKernan	2002	$325,986	$123,300	$—		—
Chief Executive Officer and President	2001	258,333	40,000	33,462	(1)	—
	2000	203,347	—	84,948	(1)	52,500 (2)
Caryl P. Shepherd	2002	$98,327	$30,300	—		—
Chief Accounting Officer, Treasurer,	2001	85,731	20,000	—		—
Controller, Secretary and Vice President	2000	80,300	—	—		3,750 (2)
Bradley E. Barks	2002	$201,923	$9,200	$44,833		—
Chief Financial Officer and Senior Vice	2001	—	—	—		—
President of Finance	2000	—	—	—		—

(1)	Amounts shown represent payments made to Mr. McKernan by World Marketing Alliance, Inc., which may be deemed to be indirect compensation from us to Mr. McKernan based on the common control of Global Preferred and World Marketing Alliance, Inc. by Mr. S. Hubert Humphrey until June 2001.

(2)	All of these options were granted under our 1999 Stock Option Plan and by their terms expired on January 1, 2002. Accordingly, these options had no value as of December 31, 2002.

Employment Agreements

     Edward F. McKernan, our Chief Executive Officer and President, is employed pursuant to a written employment agreement. Mr. McKernan’s employment agreement has an initial term which expires December 31, 2004 and is automatically renewed for additional one-year periods unless either party provides written notice of termination at least 60 days in advance of the expiration date of the current term. Mr. McKernan will receive a base salary of $325,000 for the year ended December 31, 2003. Mr. McKernan is eligible for an annual bonus in an amount to be determined by the board of directors. If, within 90 days of a change of control of Global Preferred, Mr. McKernan resigns for good reason, as defined in the agreement, or is terminated without cause we will pay him an amount equal to 35 months of his then-current base salary over a twelve month period or in one lump sum payment. Upon Mr. McKernan’s resignation for good reason or termination without cause unrelated to a change of control, we will pay his base salary for the greater of twelve months or the number of months remaining on his employment agreement, not to exceed 24 months. Mr. McKernan’s employment agreement includes post-employment restrictive covenants not to solicit our customers or recruit our employees.

     Bradley E. Barks, our Chief Financial Officer and Senior Vice President of Finance, is employed pursuant to a written employment agreement which expires December 31, 2003, and is renewable by agreement of the parties for additional one year periods. Mr. Barks will receive a base salary of $250,000 per year under this contract and is eligible for an annual bonus in an amount to be determined by the board of directors. If Mr. Barks resigns for good reason, as defined in the agreement, or is terminated without cause, we will pay his base salary for twelve months. Mr. Barks’ employment agreement includes post-employment restrictive covenants not to solicit our customers or recruit our employees.

     Caryl P. Shepherd, our Chief Accounting Officer, Treasurer, Secretary, Controller and Vice President, is employed pursuant to a written employment agreement which expires December 31, 2003 and is renewable by agreement of the parties for additional one year periods. Ms. Shepherd will receive a base salary of $100,000 per year under this contract and is eligible for an annual bonus in an amount to be determined by the board of directors. Upon Ms. Shepherd’s resignation for good reason, as defined in the agreement, or termination without cause, we will pay her base salary for twelve months. Ms. Shepherd’s employment agreement includes post-employment restrictive covenants not to solicit our customers or recruit our employees.

     Thomas J. Bobowski, our Vice President of Marketing, is employed pursuant to a written employment agreement which expires December 31, 2003 and is renewable by agreement of the parties for additional one-year periods. Mr. Bobowski will receive a base salary of $122,000 per year under this contract and is eligible for an annual bonus in an amount to be determined by the board of directors. Upon Mr. Bobowski’s resignation for good reason, as defined in the agreement, or termination without cause, we will pay his base salary for twelve months. Mr. Bobowski’s employment agreement includes post-employment restrictive covenants not to solicit our customers or recruit our employees.

Equity Compensation Plan Information

     The following table provides aggregate information regarding grants under all equity compensation plans of Global Preferred through December 31, 2002.

			Number of securities
			remaining available
	Number of securities		for future issuance
	to be issued	Weighted-average	under equity
	upon exercise of	exercise price of	compensation plans
	outstanding	outstanding	(excluding
	options, warrants	options, warrants	securities reflected
Plan category	and rights	and rights	in 1st column)

Equity compensation plans approved by security holders	-0- (1)	$0.00	1,780,000
Equity compensation plans not approved by security holders	-0-	$0.00	-0-

Total	-0-	$0.00	1,780,000

(1)	Proposed option grants to employees, directors and a former director were approved by the board of directors and were ratified by the stockholders at the 2002 annual meeting. However, the actual issuance of such option grants were contingent upon completion of Global Preferred’s proposed public offering commenced during 2002. The offering was not completed by December 31, 2002, therefore, no option grants were actually issued at such date.

Limitation of Liability and Indemnification of Officers and Directors

     Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

     We have also entered into agreements to indemnify our directors and certain of our officers to the fullest extent permitted under Delaware law. In these agreements, we have agreed to defend, hold harmless and indemnify our directors and certain of our officers against any obligation to pay a judgment, penalty, fine, expenses and settlement amounts in connection with any action, suit or proceeding brought by reason of the fact that he or she is a director or officer, as the case may be, or is serving, at our request, as a director, officer, employee, agent or consultant of another entity. No indemnification will be provided for any misappropriation of any business opportunity, any act or omission involving intentional misconduct or a knowing violation of law, any transaction from which an improper personal benefit was received and other types of liability under Delaware law. Further, we will pay expenses incurred by directors and officers in defending any covered action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

     We have purchased directors and officers liability insurance in the aggregate primary limit of $10 million, and excess policies in the amount of $10 million.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report on executive compensation in accordance with the rules and regulations of the Securities and Exchange Commission. This report outlines the duties of the Committee with respect to executive compensation, the various components of our compensation program for executive officers and other key employees, and the basis on which the 2002 compensation was determined for our executive officers, with particular detail given to the 2002 compensation for the Chief Executive Officer. The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Global Preferred specifically incorporates this report by reference.

Introduction

     During the fiscal year ended December 31, 2002, the Compensation Committee of the board of directors (the “Committee”) consisted of independent directors, Joseph F. Barone, Eugene M. Howerdd, Jr. and C. Simon Scupham.

     Our executive compensation policy, as implemented by the Committee, is designed to provide a competitive compensation program that will enable us to attract, motivate, reward and retain executives who have skills, experience and talents required to promote the short-term and long-term financial performance and growth of Global Preferred. The compensation policy is designed to link compensation to the value and level of the performance of the executive as well as to Global Preferred’s performance. In so doing, the policy strives to align the financial rewards to Global Preferred’s executive officers with the financial interests of its stockholders.

     The Committee seeks to achieve these objectives by implementing, as the principal components of compensation, a program of base salary, incentive bonus compensation and equity-based incentives. The compensation decisions of the Committee relative to our executive officers and key employees are described below as to each of the foregoing components.

Compensation of Executive Officers Generally

     Base Salary. Base salary levels for each of our executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable to Global Preferred based on the similarity in revenue level, industry segment and competitive employment market. In addition, the Committee generally takes into account Global Preferred’s past financial performance and future expectations, as well as the performance of the executives and changes in the executives’ responsibilities. The base salaries of the executive officers for fiscal 2002 were not linked to company-specific performance criteria.

     Incentive Cash Bonuses. Our executive officers, as well as other employees, are eligible to receive cash bonus awards. The Committee determines eligible participants, performance goals, measurement criteria, performance ratings and amount and timing of payments. The judgment of the Committee, and of the Chief Executive Officer in the case of other executive officers, as to the impact of the individual on Global Preferred’s financial performance are also considered. All awards are paid in full, in cash, following the year of performance. Bonus awards are granted to executive officers at the sole discretion of the Committee.

     Equity Incentives. The Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in stockholder value. The Global Preferred Holdings, Inc. Stock Incentive Plan provides the means through which executive officers can build an investment in common stock which will align the officers’ economic interests with the interests of Global Preferred’s stockholders. The Stock Incentive Plan also utilizes vesting periods in order to encourage key employees to continue their employment with us. Under the Stock Incentive Plan, we may award incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights.

     For the current fiscal year, the Committee intends to recommend to the board of directors that options be granted to all employees based upon Global Preferred’s achievement of financial objectives and the Committee’s assessment of the individual’s contribution to Global Preferred’s performance.

     Other Benefits. Executive officers also participate, on a voluntary basis, in Global Preferred’s regular employee benefit programs, including group medical and dental coverage, group life insurance and group long-term disability insurance. In addition, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to Global Preferred’s 401(k) plan.

Compensation of the Chief Executive Officer

     The Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to Global Preferred’s performance.

     Edward F. McKernan has served as Chief Executive Officer since January 2002. For the year ended December 31, 2002, Mr. McKernan’s compensation plan included a base salary of $325,000. Mr. McKernan did not receive any equity-based incentives during 2002. Mr. McKernan also received compensation of $123,300 for 2002 as a bonus based on Global Preferred’s performance. Mr. McKernan’s base salary for the current fiscal year is $325,000. Mr. McKernan will be eligible to receive bonuses and options during the current fiscal year, depending upon the Committee’s assessment of his performance and Global Preferred’s achievement of the specified objectives for performance criteria.

Policy with Respect to Qualifying Compensation for Deductibility

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to Global Preferred for compensation paid to its Chief Executive Officer and each of the three other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. Global Preferred’s policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Committee believes that following approval of the Stock Incentive Plan, Global Preferred’s award of options made under the plan to employees will qualify as performance-based compensation and thereby be excluded from the $1.0 million limitation. Notwithstanding Global Preferred’s policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances, the Committee, in its discretion, may authorize payment, such as salary, bonuses or otherwise, that may cause an executive officer’s income to exceed the deductible limits.

Compensation Committee of the Board of Directors

Joseph F. Barone Eugene M. Howerdd, Jr. C. Simon Scupham

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of our common stock, as of April 21, 2003, by each of our directors, each of our executive officers named in the summary compensation table, each person known to us to own beneficially more than 5% of our outstanding common stock and all of our directors and executive officers as a group.

	Number of
	Shares Beneficially	Percentage of Shares
Name	Owned(1)	Outstanding(1)

S. Hubert Humphrey, Jr.(2)	882,051	21.3%
Monte Holm(3)	327,969	7.9%
Money Services, Inc.(4)	312,750	7.6%
Richard Thawley(5)	305,632	7.4%
Thomas W. Montgomery(6)	19,862	*
Joseph F. Barone(7)	—	*
C. Simon Scupham(8)	—	*
Eugene M. Howerdd, Jr.(9)	—	*
Milan M. Radonich(10)	—	*
Edward F. McKernan(11)	35,625	*
Bradley E. Barks(12)	1,500	*
Caryl P. Shepherd(13)	11,250	*
All directors and executive officers as a group (9 persons)(14)	69,175	1.7%

*	Less than one percent.
(1)	For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (a) 4,141,684 shares outstanding as of April 21, 2003 and (b) shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days following April 21, 2003 (“Presently Exercisable Options”). Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares. Presently Exercisable Options are deemed to be outstanding and beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
(2)	This includes 32,052 shares of common stock for which World Marketing Alliance, Inc. (of which Mr. Humphrey is the principal stockholder) holds voting proxies; however, this number excludes 100,000 shares subject to options that will be exercisable when granted to Mr. Humphrey if Global Preferred completes a firm commitment, underwritten public offering of common stock in 2003. Mr. Humphrey’s business address is 3975 Johns Creek Ct., Suite 100, Suwanee, Georgia 30024.
(3)	This includes (a) 60,000 shares held jointly with Mr. Holm’s wife, (b) 2,250 shares held jointly with Mr. Steve Marx, and (c) 165,000 shares held in seven trusts created by Mr. Holm and his wife. Mr. Holm’s business address is 312 West Mesquite Blvd., Suite 11, Las Vegas, Nevada 89102.
(4)	This includes 312,750 shares of common stock issuable on conversion of a $5.0 million convertible promissory note held by Money Services, Inc. that is immediately convertible. Money Services, Inc. is a wholly owned subsidiary of AEGON USA, Inc., with an address of 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499. AEGON USA, Inc. is a subsidiary of AEGON N.V., an international insurance holding company that is publicly traded on the New York Stock Exchange.
(5)	This includes (a) 137,700 shares owned by two trusts for the benefit of Mr. Thawley and his wife and (b) 30,000 shares owned by Mr. Thawley’s children. Mr. Thawley’s business address is 1110 W. Kettleman Lane, Suite 24, Lodi, California 95240.
(6)	This excludes 11,250 shares subject to options that will be exercisable when granted to Mr. Montgomery if the Global Preferred Holdings, Inc. Amended and Restated Directors Stock Option Plan is approved by the stockholders.
(7)	This excludes 11,250 shares subject to options that will be exercisable when granted to Mr. Barone if the Global Preferred Holdings, Inc. Amended and Restated Directors Stock Option Plan is approved by the stockholders.
(8)	This excludes 7,500 shares subject to options that will be exercisable when granted to Mr. Scupham if the Global Preferred Holdings, Inc. Amended and Restated Directors Stock Option Plan is approved by the stockholders.
(9)	This excludes 1,500 shares subject to options that will be exercisable when granted to Mr. Howerdd if the Global Preferred Holdings, Inc. Amended and Restated Directors Stock Option Plan is approved by the stockholders.
(10)	This excludes 1,500 shares subject to options that will be exercisable when granted to Mr. Radonich if the Global Preferred Holdings, Inc. Amended and Restated Directors Stock Option Plan is approved by the stockholders.
(11)	This includes 28,125 shares subject to currently exercisable options.
(12)	This includes 1,500 shares subject to currently exercisable options.
(13)	This includes 11,250 shares subject to currently exercisable options.
(14)	This includes 41,813 shares subject to currently exercisable options granted to officers under the Global Preferred Holdings, Inc. Stock Incentive Plan and excludes 33,000 shares subject to options that will be exercisable when granted if the Global Preferred Holdings, Inc. Amended and Restated Directors Stock Option Plan is approved by the stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act 1934 requires our directors and executive officers and persons who own beneficially more than 10% of the common stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. To our knowledge, based solely on review of copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to directors, executive officers and more than 10% beneficial owners were complied with by such persons.

CERTAIN TRANSACTIONS

     The following sections discuss various transactions and relationships between Global Preferred and parties affiliated or related to us. We believe that each of our transactions with related parties are on terms as favorable to us as could have been obtained from unrelated third parties.

Agreements with Money Services, Inc. and its Affiliates

     We issued a $5.0 million convertible note, due July 29, 2004, to Money Services, Inc., a subsidiary of AEGON USA, Inc. The note bears simple interest at a rate of 7.5% per year and is currently convertible into 312,750 shares of our common stock. If Money Services were to convert the note, it would own approximately 7% of our outstanding common stock. We have the option to redeem the note, in whole or in part, between July 29, 2002 and July 29, 2004. In order to redeem the note before maturity, we must pay all principal, plus interest accrued from the date of the note through the redemption date at a higher effective interest rate of 9% per annum. World Financial Group and Western Reserve are subsidiaries of AEGON USA, Inc. and therefore are entities related to Money Services due to the common ownership.

     In June 2001, we entered into an agreement with World Financial Group, which requires that World Financial Group will use its commercially reasonable efforts to assist us in attaining the opportunity to reinsure all insurance products sold by its agents for insurance companies with which World Financial Group has selling agreements, other than Western Reserve and Western Reserve’s affiliates.

     We have four separate reinsurance agreements with Western Reserve that cover variable universal life insurance and variable annuity policies issued by Western Reserve on or after various dates after January 1, 1992 which were sold by the agents of World Financial Group and its predecessor. Also in June 2001, we entered into the First Right Agreement with Western Reserve. The First Right Agreement provides us the right to reinsure certain policies issued by Western Reserve or its U.S. affiliates which agents associated with World Financial Group sell.

     The life insurance companies for which we provide reinsurance pay commissions to the agents of World Financial Group for sales of life insurance and annuity contracts reinsured by us. As a result of such relationships, the interests of World Financial Group may conflict with our interests in negotiating reinsurance agreements.

     We occupied approximately 2,100 square feet of office space in Duluth, Georgia until October 2002 when we moved to our current location. Western Reserve was the landlord on the space that we previously occupied. Our monthly rent was $3,482, plus our proportionate share of the taxes.

     World Financial Group, and its predecessor, provided corporate services to us during 2000, 2001 and 2002. These services included computer network system maintenance, facilities maintenance, security, mail services, utilities, postage, telephone and copier service. We incurred $48,922, $46,498 and $108,158 of costs for these services from World Financial Group, and its predecessor, for the years ended December 31, 2000, 2001 and 2002, respectively. The majority of the increase in these costs in 2002 reflected the set-up and maintenance of a stand-alone computer network system for us. Concurrent with the move into our new office space, World Financial Group ceased providing these services.

     Due to the relationships among us, World Financial Group, Western Reserve, Money Services and AEGON USA, conflicts of interest may arise with respect to existing and future business dealings, including:

•	the terms of World Financial Group’s selling agreements (including commission arrangements) and our reinsurance relationships with life insurance companies;

•	agreements among us, World Financial Group, Western Reserve, Money Services, AEGON USA and their affiliates;

•	potential acquisitions of properties or businesses;

•	potential divestitures of properties or businesses; and

•	the issuance of securities by us.

Management Agreement

     In 1995, Global Preferred Re entered into an agreement with CFM Insurance Managers, Ltd. (“CFM”), a member of the IAS Park Group of companies, which provides professional insurance management services to international companies operating in Bermuda. C. Simon Scupham, a director of Global Preferred and of Global Preferred Re, is the Chairman of CFM. Pursuant to this agreement, CFM acts as the managing agent and the Principal Representative for Global Preferred Re in Bermuda. This agreement is for an unlimited duration, but may be terminated by either party upon three months prior written notice or upon 30 days prior written notice under specified circumstances. We paid $60,000 in fees during each of the years ended December 31, 2000, 2001 and 2002 pursuant to the agreement with CFM.

Relationship with our Former Chairman

     S. Hubert Humphrey, Jr. owns more than 20% of our outstanding capital stock. Effective December 28, 2001, Mr. Humphrey retired from the board of directors and all of the positions he held with Global Preferred and with Global Preferred Re. In recognition of Mr. Humphrey’s distinguished years of service, we agreed to grant to Mr. Humphrey, upon successful completion, on or before December 31, 2003, of a firm commitment, underwritten public offering, options to purchase 100,000 shares of common stock. If granted, the options will be exercisable for a period of five years from the date of grant, at an exercise price equal to the initial offering price of shares sold in the underwritten offering.

STOCKHOLDER RETURN

     Item 402 under Regulation S-K promulgated by the Securities and Exchange Commission calls for disclosure of a five year graph comparison of Global Preferred’s cumulative total stockholder returns on its common stock with both the cumulative total return on selected published market indices and the cumulative total return on selected industry or line-of-business indices over the same period.

     We believe that presentation of the referenced comparisons would not be meaningful for the following reasons: (a) the known trading in the outstanding securities of Global Preferred remains very limited; (b) Global Preferred is not listed on an exchange, so it does not have a market-based indicator of common stock share value; and (c) Global Preferred has not paid any dividends on its common stock since its incorporation.

PROPOSAL 2
APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

     The board of directors has adopted an amendment to our Certificate of Incorporation, the result of which shall be (a) to reduce the number of authorized shares of our stock from 60,000,000 to 17,000,000, of which 15,000,000 shares shall be designated common stock and 2,000,000 shares shall be designated preferred stock, (b) to reduce the par value of the preferred stock from $2.00 to $0.001 and (c) to cancel any previous rights, preferences or designations of the preferred stock, including, without limitation, such rights, preferences and designations established by previously filed Certificates of Designation. The form of the proposed amendment is attached as Appendix A to this Proxy Statement. You are being asked to approve the amendment.

     We are a Delaware corporation and are required to pay annual franchise taxes to the State of Delaware. The State of Delaware permits companies to calculate the amount of franchise tax owed based on the selection of one of two formulas, whichever results in the lesser amount of tax. The first formula is based solely on the authorized shares outstanding. The second formula is based on a combination of authorized shares, shares outstanding and total assets of the company. The current maximum amount of franchise tax payable in Delaware is $150,000.

     If our certificate of incorporation had been amended on January 1, 2002 to reflect the authorized shares proposed under this proposal, we would have saved approximately $55,000 in Delaware franchise taxes for the year ended December 31, 2002. We cannot assure you that this type of savings will be realized in the future, as the State of Delaware may change the methods for calculating franchise tax. Similarly, our assets or shares outstanding may change in such a manner as to reduce or eliminate this anticipated savings.

Vote Required; Recommendation of the Board

     The affirmative vote of a majority of our outstanding shares of common stock is required for approval of this proposal.

     The board of directors recommends a vote FOR approval of the amendment to our Certificate of Incorporation.

PROPOSAL 3
APPROVAL OF THE AMENDED AND RESTATED
DIRECTORS STOCK OPTION PLAN

     Our board of directors approved the Global Preferred Holdings, Inc. Amended and Restated Directors Stock Option Plan, or Directors Plan, on April 3, 2003. You are also being asked to approve the Director’s Plan. The board believes that the ownership of our common stock by directors supports the maximization of long-term stockholder value by aligning the interest of our directors with those of our stockholders. The Directors Plan is designed to facilitate the ownership of common stock by non-employee, or outside, directors by providing for the grant of stock options to our outside directors.

Summary of Directors Plan

Purpose

     We have summarized the material terms of the Directors Plan below. We have also attached a copy of the Directors Plan as Appendix B to this proxy statement. You should read the Directors Plan because our summary may not address all of the terms and provisions which may be material to you. The purpose of the Directors Plan is to promote the interests of Global Preferred by providing the opportunity to purchase common stock to directors in order to provide an incentive to work to increase the value of the common stock and a stake in the future of Global Preferred which corresponds with the stake of each of our stockholders. The Directors Plan provides for the automatic grant of non-qualified stock options to outside directors. There are currently five outside directors who are eligible to participate in the Directors Plan.

Administration

     The board has reserved a total of 280,000 shares of common stock for issuance under the Directors Plan. It is designed to operate automatically pursuant to its terms and not to require administration; however, to the extent administration is necessary, it will be provided by the board of directors.

Types of Awards

     The Directors Plan provides for the issuance of options to purchase shares of common stock which are intended to be non-qualified options that do not satisfy the requirements of Section 422 of the Code as “incentive stock options.”

Grant and Exercise of Option

     The Directors Plan provides that each person who becomes an non-employee director after the effective date of the Directors Plan will be automatically granted an option to purchase 5,625 shares of common stock on the date on which such person first becomes an eligible director.

     At the end of each completed year of service, as measured from the annual meeting of the stockholders to the next succeeding annual meeting, a subsequent option to purchase 1,000 shares of common stock will be granted to each outside director on the annual meeting date.

     The incumbent non-employee directors will be granted those stock options described in the table below entitled “New Plan Benefits” on the effective date of the Directors Plan. They will be eligible for additional options under the Directors Plan at the 2004 annual meeting of the stockholders.

     The board of directors may impose restrictions on any option granted under the Directors Plan as it may deem advisable, including, without limitation, vesting or performance-based restrictions. No option granted under the Directors Plan is transferable by the optionee other than by will or the laws of descent and distribution, however, an option may be transferred by the option holder as a bona fide gift (i) to a family member, (ii) to a trust for the benefit of family members, or (iii) to a family partnership. Each option is exercisable, during the lifetime of the optionee, only by the option holder.

Exercise Price, Vesting and Term of Option

     The exercise price of all stock options granted under the Directors Plan will be equal to the fair market value of a share of our common stock on the date of grant of the option, which is defined as the closing sale price of the common stock as listed on the National Market of the Nasdaq Stock Market on the date of grant. If the common stock is not listed on the National Market, the fair market value shall be the average of the “bid” and “ask” prices for a share of common stock as reflected on the interdealer quotation system of the National Association of Securities Dealers. As is currently the case, in the absence of a public trading market for our common stock, the fair market value shall be determined in good faith by the board of directors. Options granted under the Directors Plan have a term of five years. Options granted under the Directors Plan are generally subject to vesting over the four years of service following the date of grant of the option, with twenty-five percent of the option becoming vested after each year of service. The initial options granted to the currently eligible directors are subject to the vesting schedule attached to the Directors Plan as Exhibit A.

Change of Control

     If a “change of control” of Global Preferred, as defined in the Directors Plan, occurs, and if the agreements effectuating the change of control do not provide for the assumption or substitution of the options granted under the Directors Plan, the board may take any of the following actions with respect to outstanding options: (1) cancel the options in exchange for shares of common stock, cash or other property equal in value to the excess of the fair market value of the shares issuable upon exercise of the option over the aggregate exercise price of the option; or (2) cancel the option after providing the holder an opportunity to exercise the option prior to such cancellation.

Federal Income Tax Consequences

     The grant of an option under the Directors Plan will not result in income for the director or a deduction for Global Preferred. The exercise of an option will generally result in compensation income for the director and a deduction for Global Preferred, in each case measured by the difference between the exercise price and the fair market value of the shares at the time of exercise.

Term of Plan; Amendment or Termination of Plan

     The effective date of the Directors Plan will be the date it is approved by the stockholders, which will be the date of the Annual Meeting if this Proposal 3 is approved. The Directors Plan will remain in effect until the earlier to occur of (i) the tenth anniversary of the effective date of the plan, or (ii) the date on which all of the shares reserved under the plan are issued or no longer available for use under the plan.

     The Directors Plan may be amended by the board of directors; provided, however, absent the approval of the stockholders, no amendment may be made (1) to increase the number of shares of common stock reserved under the plan (except to reflect any change in the capitalization of Global Preferred), (2) to extend the life of the plan or the maximum exercise period, (3) to decrease the minimum exercise price, or (4) to change the designation of directors eligible for option grants. The board also may suspend the granting of options under the Directors Plan at any time and may terminate the plan at any time. Global Preferred has the right to modify, amend or cancel any option after it has been granted if (1) the modification, amendment or cancellation does not diminish the rights of the optionee, (2) the optionee consents in writing to the modification, amendment or cancellation, or (3) there is a dissolution or liquidation of Global Preferred.

     The board of directors recommends a vote FOR the approval of the Global Preferred Holdings, Inc. Amended and Restated Directors Stock Option Plan.

NEW PLAN BENEFITS

     At the Annual Meeting you will be asked to vote on the approval of the Amended and Restated Directors Stock Option Plan. If approved, the plan would grant stock options, described in the table below, to our non-employee directors. The options will be granted following the Annual Meeting, at an exercise price equal to the fair market value per share as determined by the board of directors under the terms of the plan. In the future, non-employee directors will be entitled to additional grants under the terms of the plan.

	Directors Stock Option Plan

	Dollar	Number of
Name and Position	Value ($)	Options

Non-Employee Directors	—	69,000

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to conclusion of their customary new client acceptance procedures and execution of an engagement letter, the board of directors has selected the accounting firm of Deloitte & Touche LLP to serve as its independent auditors for the fiscal year ending December 31, 2003. Ratification of the selection of Global Preferred’s independent auditors will be presented to the stockholders at the Annual Meeting. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the board of directors will reconsider the matter. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     Upon the recommendation of the Audit Committee, the board of directors has agreed to engage Deloitte & Touche LLP, pending conclusion of outstanding administrative matters, as Global Preferred’s independent auditors for its fiscal year ending December 31, 2003. During the two most recent fiscal years and through the date of engagement, Global Preferred has not consulted with Deloitte & Touche LLP on items regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Global Preferred's financial statements; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Global Preferred’s former auditor or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

     KPMG LLP served as Global Preferred’s independent auditors for the fiscal year ended December 31, 2002. A representative of KPMG LLP is not expected to be present at the Annual Meeting.

     Following Deloitte & Touche LLP’s finalization of its engagement with Global Preferred, Global Preferred will dismiss KPMG LLP as its independent auditors. It is anticipated that the board of directors and Audit Committee will approve the dismissal. The reports of KPMG LLP on Global Preferred’s financial statements for the fiscal years ended December 31, 2001 and December 31, 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Global Preferred’s financial statements for each of the fiscal years ended December 31, 2001 and December 31, 2002, and in the subsequent interim periods, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to such matter in connection with its report. During the two most recent fiscal years and through the date of KPMG LLP’s resignation there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

Audit Fees

     The fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2001 and 2002 totaled $99,775 and $177,533, respectively. These fees in 2001 and 2002 included $14,400 and $83,013, respectively, related to the review of our registration statement filed on Form S-1, which was withdrawn in October 2002.

Audit-Related Fees

     There were no other audit-related services provided by KPMG LLP during the years ended December 31, 2001 and December 31, 2002, exclusive of the fees disclosed above.

Tax Fees

     KPMG LLP did not provide any tax compliance, tax consulting or tax planning services during the years ended December 31, 2001 and December 31, 2002.

All Other Fees

     The aggregate fees billed by KPMG LLP for all other services for 2001 and 2002, exclusive of the fees disclosed in the above sections, were $25,400 and $0, respectively. In 2001, these fees were for service bureau actuarial assistance.

Consideration of Non-Audit Services Provided by the Independent Auditors

     The Audit Committee pre-approves all non-audit services provided by our independent auditors, but only to the extent that the non-audit services are not prohibited under applicable law and the Audit Committee reasonably determines that the non-audit services do not impair the independence of the independent auditors.

     The board of directors recommends that the stockholders vote FOR ratification of the appointment of Deloitte & Touche LLP as Global Preferred’s independent auditors for 2003.

REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Global Preferred filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Global Preferred specifically incorporates this report by reference therein.

     The Audit Committee of the board of directors currently consists of three directors, Messrs. Barone, Radonich and Scupham, each of whom are independent directors as defined in National Association of Securities Dealers Marketplace Rule 4200(a)(14).

     In 2001, the board of directors adopted a written charter of the Audit Committee. Pursuant to the Audit Committee Charter, the duties of the Audit Committee are (i) to review with management and the independent auditors the scope and results of any and all audits, the nature of any other services provided by the independent auditors, changes in accounting principles applied to the presentation of Global Preferred’s financial statements, and any other comments by the independent auditors on Global Preferred’s policies and procedures with respect to internal accounting, auditing and financial controls and (ii) to make recommendations to the board of directors on the engagement of the independent auditors.

     Consistent with its duties, the Audit Committee has reviewed and discussed with Global Preferred’s management the audited financial statements as of and for the year ended December 31, 2002. KPMG LLP issued their unqualified report dated March 14, 2003 on these financial statements.

     The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication With Audit Committees,” as amended by Statement on Auditing Standards No. 90, “Audit Committee Communications.” The Audit Committee has also received the written disclosure from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with KPMG LLP their independence from Global Preferred. The Audit Committee has also considered and determined that the provision of non-audit services to Global Preferred is compatible with the independence of KPMG LLP.

     Based on these reviews and discussions, the Audit Committee recommended to the board of directors that Global Preferred’s audited financial statements as of and for the year ended December 31, 2002 be included in its Annual Report on Form 10-K for the fiscal year then ended.

Audit Committee of the Board of Directors

Joseph F. Barone Milan M. Radonich C. Simon Scupham

STOCKHOLDER PROPOSALS

     Rules of the Securities and Exchange Commission require that we receive any proposal by a stockholder of Global Preferred for consideration at the 2004 annual meeting of stockholders no later than March 31, 2004, to be eligible for inclusion in our proxy materials for the 2004 annual meeting. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in the rules are met.

OTHER MATTERS

     Management of Global Preferred is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the stockholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interests of Global Preferred and the stockholders.

BY ORDER OF THE BOARD OF DIRECTORS,

Edward F. McKernan Chief Executive Officer and President

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
GLOBAL PREFERRED HOLDINGS, INC.

Pursuant to the provisions of Section 242
of the General Corporation Law of
the State of Delaware

     Global Preferred Holdings, Inc. (the “Corporation”), a corporation organized and validly existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

          (a)       The name of the Corporation is Global Preferred Holdings, Inc. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on March 9, 1995; amended by the Certificate of Amendment to the Certificate of Incorporation, filed on March 4, 1998; amended by the Certificate of Amendment to the Certificate of Incorporation, filed on July 19, 1999; modified by the Certificate of Designation of Series A Preferred Stock filed on August 25, 1999; modified by the Certificate of Designation of the Series A Preferred Stock filed on June 30, 2000; and amended by the Certificate of Amendment to the Certificate of Incorporation filed on August 15, 2001 (collectively, the “Certificate of Incorporation”).

          (b)       The Certificate of Amendment to the Certificate of Incorporation, dated July 19, 1999 (“Amended Certificate”), authorized a class of stock designated as preferred stock, comprising 10,000,000 shares, par value $2.00 per share, and provided that such preferred stock may be issued from time to time in one or more series, and vests authority in the Board of Directors of the Corporation, within the limitations and restrictions stated in Article 4 of the Amended Certificate, to fix or alter the voting powers, designations, preferences and relative participating, optional or other special rights, rights and terms of redemption, the redemption price or prices and the liquidation preferences of any series of preferred stock within the limitations set forth in the Delaware General Corporation Law. As of the date hereof, there are no issued and outstanding shares of preferred stock. The Corporation does hereby cancel any previous rights, preferences or designations for the preferred stock.

          (c)       The Certificate of Incorporation is hereby amended by deleting in its entirety the first paragraph of Article 4 of the Certificate of Incorporation in its present form and substituting in lieu thereof a new first paragraph of Article 4 in the following form:

           “4.        The total number of shares of capital stock which the Corporation shall have authority to issue is Seventeen Million
     (17,000,000) shares, of which Fifteen Million (15,000,000) shares shall be Common Stock, par value $0.001, and Two Million (2,000,000)
     shares will be Preferred Stock, par value $0.001 per share.”

          (d)        This amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by the Corporation’s Board of Directors by resolution thereof and by the stockholders at an annual

A-1

meeting thereof in accordance with the provisions of Sections 141, 222, and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed this Certificate of Amendment this       day of June, 2003.

Global Preferred Holdings, Inc.

By:

Edward F. McKernan Chief Executive Officer and President

A-2

APPENDIX B

Global Preferred Holdings, Inc.
Amended and Restated
Directors Stock Option Plan

Global Preferred Holdings, Inc.
Amended and Restated
Directors Stock Option Plan

Section 1.
Purpose

     The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase Shares to Directors in order to attract and retain Directors by providing an incentive to work to increase the value of Shares and a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders. The Plan provides for the automatic grant of Non-Qualified Stock Options to aid the Company in obtaining these goals.

Section 2.
Definitions

     Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender.

     2.1      Board means the Board of Directors of the Company.

     2.2      Cause shall mean an act or acts by Director involving (a) the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company, a Parent or a Subsidiary, (b) the breach of any contract with the Company, a Parent or a Subsidiary, (c) the violation of any fiduciary obligation to the Company, a Parent or a Subsidiary, (d) the unlawful trading in the securities of the Company, a Parent or a Subsidiary, or of another corporation based on information gained as a result of the performance of services for the Company, a Parent or a Subsidiary, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.

     2.3      Change of Control means either of the following:

          (a)       any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or

          (b)       any transaction pursuant to which persons who are not current stockholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the stockholders of the Company immediately prior to such transaction no longer have a controlling (i.e., 50% or more) voting interest in the Company.

However, notwithstanding the foregoing, in no event shall a registered public offering of securities of the Company consummated after the effective date hereof constitute a Change of Control or be included in the calculations above to determine whether a Change of Control has occurred.

     2.4      Code means the Internal Revenue Code of 1986, as amended.

     2.5      Committee means any committee appointed by the Board to administer the Plan, as specified in Section 5 hereof. Any such committee shall be comprised entirely of Directors.

     2.6      Common Stock means the common stock of the Company.

     2.7      Company means Global Preferred Holdings, Inc., a Delaware corporation, and any successor to such organization.

     2.8      Director means a member of the Board.

     2.9      Exchange Act means the Securities Exchange Act of 1934, as amended.

     2.10      Exercise Price means, with respect to an Option, the price which shall be paid to purchase one (1) Share upon the exercise of such Option granted under this Plan.

     2.11      Fair Market Value of each Share on any date means the price determined below as of the close of business on such date (provided, however, if for any reason, the Fair Market Value per share cannot be ascertained or is unavailable for such date, the Fair Market Value per share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained):

          (a)       If the Share is listed or traded on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Share (or the mean of the closing bid and ask prices, if no sales were reported), on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

          (b)       If the Share is not listed or traded on any established stock exchange or a national market system, its Fair Market Value shall be the average of the closing dealer “bid” and “ask” prices of a Share as reflected on the NASDAQ interdealer quotation system of the National Association of Securities Dealers, Inc. on the date of such determination; or

          (c)       In the absence of an established public trading market for the Share, the Fair Market Value of a Share shall be determined in good faith by the Board.

     2.12      Insider means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

     2.13      Option means an option granted under this Plan to purchase Shares which is not intended by the Company to satisfy the requirements of Code §422.

     2.14      Option Agreement means an agreement between the Company and the recipient of an Option evidencing an award of an Option.

     2.15      Outside Director means a Director who is not an employee of the Company and who qualifies as a “non-employee director” under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time.

     2.16      Parent means any corporation which is a parent of the Company (within the meaning of Code §424(e)).

     2.17      Plan means this Global Preferred Holdings, Inc. Amended and Restated Directors Stock Option Plan, as may be amended from time to time.

     2.18      Share means a share of the Common Stock of the Company.

     2.19      Subsidiary means any corporation which is a subsidiary of the Company (within the meaning of Code §424(f)).

Section 3.
Shares Subject to Options

     The total number of Shares that may be issued pursuant to Options under this Plan shall not exceed 280,000, as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to an Option which remain after the cancellation, expiration or exchange of such Option thereafter shall again become available for use under this Plan.

Section 4.
Effective Date

     The Effective Date of this Plan, as documented hereby, shall be the date it is approved by the stockholders of the Company, as noted in resolutions effectuating such adoption.

Section 5.
Administration

     5.1      General Administration. This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board’s actions shall be binding on the Company, on each affected Director, and on each other person directly or indirectly affected by such actions.

     5.2      Authority of the Board. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to determine the terms and conditions of Options in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Options as allowed under the Plan and such Options. Further, the Board may make all other determinations which may be necessary or advisable for the administration of the Plan.

     5.3      Delegation of Authority. The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than one (1) director. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee where the Board has delegated its authority to the Committee, and any action by the Committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. With respect to Committee appointments and composition, only a Committee (or a sub-committee thereof) comprised solely of two (2) or more Outside Directors may grant Options to Insiders that will be exempt from Section 16(b) of the Exchange Act. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee at any time, in whole or in part. Furthermore, notwithstanding the above, no decision may be made by a member of a Committee which would affect only Options held by such member or only Options held by such member and other members of such Committee; however, the Board may make decisions which would affect Options held by any member of the Board.

     5.4      Decisions Binding. All determinations and decisions made by the Board (or its delegate) pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, and their estates and beneficiaries.

     5.5      Indemnification for Decisions. No member of the Board or the Committee (or a sub-committee thereof) shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee (or a sub-committee thereof) shall constitute service as a director of the Company so that the members of the Committee (or a sub-committee thereof) shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its bylaws and applicable law. In addition, the members of the Board, Committee (or a sub-committee thereof) shall be indemnified by the Company against (a) the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Option granted hereunder, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

Section 6.
Eligibility & Grant of Options

     6.1      Directors Eligible for Grants of Options. The individuals eligible to receive Options hereunder shall be solely those individuals who are Directors and who are not employees of the Company or any Parent or Subsidiary of the Company. Such Directors shall receive Options hereunder in accordance with the provisions of Section 6.2 below.

     6.2      Grant of Options. Options shall be granted to those Directors who are eligible under Section 6.1 above (an “eligible Director”) in accordance with the following formulas:

           (a)       Option Upon Initially Becoming a Director. Upon initially becoming an eligible Director, an individual shall, subject to subsection (c) below, be granted an Option to purchase 5,625 Shares, with such Option subject to the provisions of Section 7 below. The Options granted under this subsection (a) shall not be granted to a Director who has previously served as a Director and who is again becoming a Director, but shall only be granted upon an individual’s initially becoming an eligible Director.

           (b)       Options After Each Year of Service. As of the end of each completed year of service as an eligible Director after the Effective Date, an individual shall be granted an Option to purchase 1,000 Shares, with such Option subject to the provisions of Section 7 below.

           (c)       Transitional Rule. Except as provided in this subsection (c), no individual who is serving as an eligible Director as of the Effective Date of this Plan shall be entitled to any Options under subsection (a) above. On the Effective Date each eligible Director shall be granted an Option to purchase that number of Shares listed for each eligible Director on Exhibit A hereto.

           (d)       Years of Service. A year of service as a Director shall be measured from the date of an annual meeting of stockholders of the Company to the date of the next succeeding annual meeting. The Committee shall have complete power to interpret the provisions of this Section 6.2, including the power to determine whether an individual has completed a year of service and whether an individual that becomes a director on a date other than the date of an annual meeting shall be deemed to have completed a year of service at the next annual meeting.

Section 7
Terms of Options

     7.1      Option Agreements. Each Option shall be evidenced by an Option Agreement executed by the Company, a Parent or a Subsidiary, and the recipient of the Option, which shall be in such form and contain such terms and conditions as the Board in its discretion may, subject to the provisions of the Plan, from time to time determine, and which shall specify that the Option is non-qualified and not subject to Code §422. The Board and/or the Company shall have complete discretion to modify the terms and provisions of an Option in accordance with Section 12 of this Plan.

     7.2      Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price for each Share subject to an Option shall be the Fair Market Value of such Share determined as of the date of grant of such Option, and shall be set forth in the applicable Option Agreement.

     7.3      Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall:

(a)	make an Option exercisable before the date such Option is granted; or

(b)	make an Option exercisable after the earlier of:

                          (i)      the date such Option is exercised in full, or

                          (ii)      the date which is the fifth (5th) anniversary of the date such Option is granted. An Option Agreement may provide for the exercise of an Option after the service of a Director has terminated for any reason whatsoever, including death or disability. The Director’s rights, if any, upon termination of service will be set forth in the applicable Option Agreement.

     7.4      Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, unless the Option Agreement provides otherwise, by delivery to the Company of a number of Shares which have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., “mature shares” for accounting purposes) having an aggregate Fair Market Value equal to the amount to be tendered, or a combination thereof. In addition, unless the Option Agreement provides otherwise, the Option may be exercised through a brokerage transaction following registration of the Company’s equity securities under Section 12 of the Securities Exchange Act of 1934 as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board. However, notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Option Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Option holder. The holder of an Option, as such, shall have none of the rights of a stockholder. Notwithstanding the above, and in the sole discretion of the Board, an Option may be exercised as to a portion or all (as determined by the Board) of the number of Shares specified in the Option Agreement by delivery to the Company of a promissory note, such promissory note to be executed by the Option holder and which shall include, with such other terms and conditions as the Board shall determine, provisions in a form approved by the Board under which: (i) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (which shall not be less than the prime bank loan rate as determined by the Board) as the Board shall approve, and (ii) the Option holder shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest. Other methods of payment may also be used if approved by the Board in its sole and absolute discretion and provided for under the Option Agreement.

     7.5      Vesting and Other Conditions to Exercise of an Option. Options granted pursuant to Section 6.2(c) above shall vest and become exercisable in accordance with the vesting requirements specified on Exhibit A hereto. Each other Option granted hereunder shall vest and become exercisable ratably over four (4) years of service as follows: (i) twenty-five percent (25%) of the Shares subject to the Option shall be vested upon completion of the first year of service after the date of grant, (ii) fifty percent (50%) of the Shares subject to the Option shall be vested upon completion of the second year of service after the date of grant, (iii) seventy-five percent (75%) of the Shares subject to the Option shall be vested upon completion of the third year of service after the date of grant, and (iv) one hundred percent (100%) of the Shares subject to the Option shall be vested upon completion of the fourth year of service after the date of grant. If the service of a Director terminates for any reason whatsoever, including, without limitation, death or disability, then the vesting of each Option granted under this Plan to such Director shall cease immediately. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Shares acquired pursuant to the exercise of an Option, voting restrictions, investment intent restrictions, restrictions on transfer, “first refusal” rights of the Company to purchase Shares acquired pursuant to the exercise of an Option prior to their sale to any other person, “drag along” rights requiring the sale of shares to a third party purchaser in certain circumstances, “lock up” type restrictions in the case of an initial public offering of the Company’s stock, restrictions or limitations that would be applied to stockholders under any applicable restriction agreement among the stockholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

     7.6      Transferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution, and, except as otherwise provided in the Option Agreement, an Option may also be transferred by an Option holder as a bona fide gift (i) to his spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Option Agreement and other agreements with the Option holder in connection with the exercise of the Option and purchase of Shares. In the event of such a gift, the Option holder shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Option Agreement and other agreements with the Option holder. An Option shall be exercisable, during the Option holder’s lifetime, only by the Option holder; provided, however, that in the event the Option holder is incapacitated and unable to exercise his or her Option, such Option may be exercised by such Option holder’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of an Option holder and the determination of the appropriate representative of the Option holder who shall be able to exercise the Option if the Option holder is incapacitated shall be determined by the Board in its sole and absolute discretion.

Section 8.
Securities Regulation

     Each Option Agreement may provide that, upon the receipt of Shares as a result of the exercise of an Option or otherwise, the Option holder shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Option Agreement may also provide that, if so requested by the Company, the Option holder shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended (“1933 Act”), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise of an Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

Section 9.
Life of Plan

     No Option shall be granted under this Plan on or after the earlier of:

          (a)        the tenth (10th) anniversary of the Effective Date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been exercised in full or no longer are exercisable, or

           (b)       the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Options granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

Section 10.
Adjustment

     Notwithstanding anything in Section 12 to the contrary, the number of Shares reserved under Section 3 of this Plan, the number of Shares subject to Options granted under this Plan, the number of Shares to be granted pursuant to Section 6 of this Plan, and the Exercise Price of any Options, shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Code §424(a)) the number of Shares reserved under Section 3, and the number of Shares subject to Options granted under this Plan, and the Exercise Price of any Options and the specified exercise price of any Stock Appreciation Rights in the event of any corporate transaction described in Code §424(a) which provides for the substitution or assumption of such Options. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.

Section 11.
Change of Control of the Company

     Except as otherwise provided in an Option Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Options granted under this Plan, with respect to any Option granted under this Plan which is not so assumed or substituted (a “Non-Assumed Option”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Options, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

           (a)     Unilaterally cancel such Non-Assumed Option in exchange for:

(i) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) which, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares which could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting) over the aggregate Exercise Price for such Shares; or

(ii) cash or other property equal in value to the excess of the Fair Market Value of the Shares which could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting) over the aggregate Exercise Price for such Shares; and/or

           (b)     Unilaterally cancel such Non-Assumed Option after providing the holder of such Option with (1) an opportunity to exercise such Non-Assumed Option to the extent vested within a specified period prior to the date of the Change of Control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period.

However, notwithstanding the foregoing, to the extent that the recipient of Non-Assumed Option is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless an Option Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

Section 12.
Amendment or Termination

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the stockholders of the Company (a) to increase the number of Shares reserved under Section 3, except as set forth in Section 10 or pursuant to the provisions of Section 3, (b) to extend the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) to change the Exercise Price under Section 7, (d) to change the number of Shares subject to Options under Section 6, or (e) to change the designation of Directors eligible for Options under Section 6. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Option after it has been granted if (I) the modification, amendment or cancellation does not diminish the rights or benefits of the Option recipient under the Option, (II) the Option holder consents in writing to such modification, amendment or cancellation, (III) there is a dissolution or liquidation of the Company, (IV) this Plan and/or the Option Agreement expressly provides for such modification, amendment or cancellation, or (V) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.

Section 13.
Miscellaneous

     13.1      Stockholder Rights. No Option holder shall have any rights as a stockholder of the Company as a result of the grant of an Option to him or to her under this Plan or his or her exercise of such Option pending the actual delivery of Shares subject to such Option to such Option holder.

     13.2      No Guarantee of Continued Relationship. The grant of an Option to an Option holder under this Plan shall not constitute a contract for services and shall not confer on an Option holder any rights upon the termination of his or her service relationship with the Company in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option.

     13.3      Withholding. While it is not anticipated to be necessary, the Company shall have the power and the right to deduct or withhold, or require an Option holder to remit to the Company as a condition precedent for the fulfillment of any Option, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by an Option holder with respect to an Option. Whenever Shares are to be issued to an Option holder upon exercise of an Option, the Company shall have the right to require the Option holder to remit to the Company, as a condition of exercise of the Option, an amount in cash (or, unless the Option Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise. However, notwithstanding the foregoing, to the extent that an Option holder is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Option Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of an Option. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

     13.4      Construction. This Plan shall be construed under the laws of the State of Delaware.

EXHIBIT A

Initial Option Grants on Effective Date

	Base Grant Amount	2003 Grant Amount[1]

Joseph F. Barone	22,500 Shares[2]	1000 Shares (Four-Year Vesting)
Thomas W. Montgomery	22,500 Shares[3]	1000 Shares (Four-Year Vesting)
C. Simon Scupham	15,000 Shares[4]	1000 Shares (Four-Year Vesting)
Milan M. Radonich	7,500 Shares[5]	1000 Shares (Four-Year Vesting)
Eugene M. Howerdd, Jr.	1,500 Shares

[1] Options shall vest ratably over four (4) years in the manner described in Section 7.5 of the Plan.
[2] This Option shall vest over three (3) years with (i) 11,250 Shares vesting immediately, (ii) 3,750 Shares vesting on the first anniversary of the date the option is granted, (ii) 3,750 Shares vesting on the second anniversary of the date the option is granted and (iii) 3,750 Shares vesting on the third anniversary of the date the Option is granted.
[3] This Option shall vest over three (3) years with (i) 11,250 Shares vesting immediately, (ii) 3,750 vesting upon completion of the first year of service after the date of grant, (ii) 3,750 Shares vesting upon completion of the second year of service after the date of grant and (iii) 3,750 Shares vesting upon completion of the third year of service after the date of grant.
[4] This Option shall vest over three (3) years with (i) 7,500 Shares vesting immediately, (ii) 2,500 vesting upon completion of the first year of service after the date of grant, (ii) 2,500 Shares vesting upon completion of the second year of service after the date of grant and (iii) 2,500 Shares vesting upon completion of the third year of service after the date of grant.
[5] This Option shall vest over three (3) years with (i) 1,500 Shares vesting immediately, (ii) 2,000 vesting upon completion of the first year of service after the date of grant, (ii) 2,000 Shares vesting upon completion of the second year of service after the date of grant and (iii) 2,000 Shares vesting upon completion of the third year of service after the date of grant.

Global Preferred Holdings, Inc.

PROXY

This Proxy is Solicited by the Board of Directors
for the Annual Meeting of Stockholders to be held on
June 17, 2003

The undersigned hereby appoints Joseph F. Barone and Edward F. McKernan as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated, all of the shares of common stock of Global Preferred Holdings, Inc. held of record by the undersigned, which the undersigned would be entitled to vote if personally present, at the Annual Meeting of Stockholders to be held at the JW Marriott Hotel, 3300 Lenox Road, Atlanta, Georgia, 30326 at 10:00 a.m. local time and at any postponements or adjournments thereof, upon the proposals described in the accompanying Notice of Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which is hereby acknowledged. The shares represented by this proxy will be voted as directed by the stockholder.

Please check the box if you intend to attend the Annual Meeting.  ☐

(Please date and sign on reverse)

(Continued on reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.  ☒

Proposal 1

To elect six directors who will hold office until the next Annual Meeting or until their successors are elected and qualified:

Nominees

0	Joseph F. Barone
0	Monte Holm
0	Edward F. McKernan
0	Thomas W. Montgomery
0	Milan M. Radonich
0	C. Simon Scupham

FOR all Nominees (except as marked to the contrary) ☐	WITHHOLD AUTHORITY For all Nominees ☐	FOR all except (see instruction below) ☐

(Instruction: To withhold authority to vote for any individual nominee, mark “for all except” and
fill in the circle next to each nominee you wish to withhold, as shown here:   ●   )

Proposal 2

To approve an amendment to the Certificate of Incorporation, the result of which shall be (a) to reduce the number of authorized shares of the Company’s stock from 60,000,000 to 17,000,000, of which 15,000,000 shares shall be designated common stock and 2,000,000 shares shall be designated preferred stock, (b) to reduce the par value of the preferred stock from $2.00 to $0.001 and (c) to cancel any previous rights, preferences or designations of the preferred stock, including, without limitation, such rights, preferences and designations established by previously filed Certificates of Designation.

For	Against	Abstain
☐	☐	☐

Proposal 3

To approve the Global Preferred Holdings, Inc. Amended and Restated Directors Stock Option Plan.

For	Against	Abstain
☐	☐	☐

Proposal 4

To ratify the selection of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year 2003.

For	Against	Abstain
☐	☐	☐

Date:

Signature:

Signature if held jointly:

Please mark, date and sign as your name appears above and return in the enclosed envelope.